Exhibit 99.1

    Antigenics' QS-21 Stimulon(R) Adjuvant Enters Phase 3 Clinical Trial of GlaxoSmithKline's Novel Cancer Immunotherapeutic in Non-Small Cell Lung Cancer

     NEW YORK--(BUSINESS WIRE)--June 5, 2007--Antigenics Inc. (NASDAQ: AGEN) today announced that GlaxoSmithKline (GSK) has launched a Phase 3 clinical trial evaluating its investigational MAGE-A3 Antigen-Specific Cancer Immunotherapeutic
(ASCI) in non-small cell lung cancer (NSCLC) - the largest trial ever conducted in lung cancer treatment. GSK's MAGE-A3 ASCI is delivered as a purified recombinant MAGE-A3 protein combined with GSK's proprietary adjuvant system containing Antigenics' QS-21 Stimulon(R) adjuvant, for which Antigenics will receive future milestone payments and product royalties upon successful development and commercialization. According to the World Health Organization
(WHO), more than 1.3 million new cases of lung and bronchus cancer are diagnosed each year worldwide, and approximately 35 percent to 50 percent of early NSCLC expresses the MAGE-A3 antigen.(1)

     "QS-21 adjuvant is a critical vaccine component for our licensees, many of whom are progressing drug candidates into late-stage development for the prevention and treatment of major diseases," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "QS-21 is a profitable product for Antigenics and today's announcement by GSK continues to underscore the substantial contribution to Antigenics' future royalty income that could be generated from our adjuvant franchise."

     QS-21 is a key component included in several of GSK's proprietary adjuvant systems currently under development. Under the terms of the license and supply agreements announced in July 2006, GSK will make payments contingent upon successful milestone achievements, and will pay royalties to Antigenics on net sales for a period of at least 10 years after first commercial sale.

     About QS-21 Stimulon Adjuvant

     Antigenics' QS-21 Stimulon adjuvant is one of the most widely tested vaccine adjuvants under development. QS-21 has not only become a critical component in the development of preventative vaccine formulations across a wide variety of infectious diseases, but may also be essential in enabling a new generation of therapeutic vaccines to treat cancer and degenerative disorders. QS-21 is currently being evaluated in more than 20 vaccine indications, several in late-stage clinical trials by Antigenics' licensees, including GlaxoSmithKline, Elan, Acambis and Progenics. The first vaccine containing QS-21 could reach the market as early as 2009.

     About Antigenics

     Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers and infectious diseases. The company's investigational product portfolio includes Oncophage(R) (vitespen), a patient-specific therapeutic cancer vaccine being evaluated in several indications; Aroplatin(TM) (L-NDDP), a liposomal, third-generation platinum chemotherapeutic; AG-707, a therapeutic vaccine for the treatment of genital herpes; and QS-21, an adjuvant being evaluated by Antigenics' corporate partners in more than 20 indications, several in late-stage clinical trials. For more information, please visit antigenics.com.

     (1) World Health Organization- Cancer- Fact Sheet n 297 (February 2006) (www.who.int)

     This press release contains forward-looking statements based on current management expectations, including statements about the future Phase 3 clinical trial in lung cancer using QS-21 by GSK, the future development of products using QS-21, and the future payment of milestone payments and royalties in connection with the development and commercialization of QS-21. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, Antigenics' dependence on its collaborative partners such as GSK to successfully develop and commercialize products containing QS-21, the scientific risk associated with the development of vaccines, the competitive risk that other sources of competitive adjuvants could become available, and difficulties or delays in manufacturing QS-21, and the risk factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of Antigenics' Form 10-Q as filed with the Securities and Exchange Commission on May 10, 2007. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties.


     CONTACT: Antigenics Inc.
              Media Relations
              Sunny Uberoi, 917-443-3325
              suberoi@antigenics.com
              or
              Investor Relations
              Robert Anstey, 800-962-2436
              ir@antigenics.com